UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2014

Howard Bancorp, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35489	20-3735949
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6011 University Boulevard, Suite 370, Ellicott City, Maryland	21043
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code (410) 750-0020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2014 the Board of Directors of Howard Bancorp, Inc. (the “Company”) and its wholly owned subsidiary, Howard Bank, appointed John J. Keenan as a member of the Board of Directors of the Company and Howard Bank effective immediately.  Mr. Keenan will be a member of the Audit Committee of the Company and Howard Bank, and will receive the same compensation as currently paid to our other Board members.  Like all non-employee directors, Mr. Keenan will be eligible to may make an election to have his director compensation paid in the form of cash or shares of common stock of the Company.

The Board of Directors did not elect Mr. Keenan pursuant to any arrangements between Mr. Keenan and the Company, Howard Bank or any other person.  There are no significant transactions between Mr. Keenan and the Company or Howard Bank.

The press release announcing Mr. Keenan’s appointment is attached as exhibit 99.1 hereto.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1      Press Release dated June 2, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOWARD BANCORP, INC.

		By:	/s/ George C. Coffman
		Name:	George C. Coffman
Date:	June 2, 2014	Title:	Executive Vice President and Chief
Financial Officer